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                                                                     EXHIBIT 1.1

                                6,000,000 SHARES

                      WILSON GREATBATCH TECHNOLOGIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                   July __, 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY INC.
As Representatives of the Several Underwriters
c/o Credit Suisse First Boston Corporation,
        Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Dear Sirs:

         1. INTRODUCTORY. Wilson Greatbatch Technologies, Inc., a Delaware corporation (the "COMPANY") proposes to issue and sell 2,000,000 shares of its common stock, par value $.001 per share (the "SECURITIES"), and the stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") propose severally and not jointly to sell an aggregate of 4,000,000 outstanding Securities (such 6,000,000 Securities to be sold by the Company and the Selling Stockholders being hereinafter referred to as the "FIRM SECURITIES") to the Underwriters. The Selling Stockholders also propose to sell, severally and not jointly, to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional outstanding shares of the Company's Securities, as set forth below (such 900,000 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES." The Company and the Selling Stockholders, severally and not jointly, hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

              (i) A registration statement (No. 333-63386) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either
         (A) has been declared effective under the Securities Act of 1933, as


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         amended (the "ACT"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing, the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement, means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement, but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT." The Initial


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         Registration Statement and the Additional Registration Statement are
         hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement (if any) is prior to the execution and delivery of this Agreement, the Additional Registration Statement (if any) each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement (if any) in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by
         (i) any Selling Stockholder or (ii) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 7(b) and 7(c) hereof.

              (iii) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing


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         as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

              (iv) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

              (v) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Offered Securities have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Offered Securities will not be subject to any preemptive or similar rights.

              (vi) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

              (vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

              (viii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

              (ix) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any


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         governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

              (x) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

              (xi) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety (including, without limitation, laws relating to the Food and Drug Administration), the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

              (xii) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

              (xiii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related


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         constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

              (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

              (xv) Deloitte & Touche LLP are independent public accountants with respect to the Company and its subsidiaries (other than Sierra-KD Components Division, which was recently acquired by the Company's subsidiary, Greatbatch-Sierra, Inc., a Delaware corporation ("GREATBATCH-SIERRA")) as required by the Act.

              (xvi) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein and the assumptions used in preparing the unaudited pro forma as adjusted consolidated financial statements (the "UNAUDITED PRO FORMA AS ADJUSTED CONSOLIDATED FINANCIAL STATEMENTS") included in each Registration Statement and Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein and the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper adjustment applicable to those assumptions and the corresponding historical financial statement amounts; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (xvii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (xviii) Other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement.

              (xix) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any material adverse


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         change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (B) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

              (xx) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

              (xxi) The Company owns or possesses, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") currently employed by it in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

              (xxii) The Offered Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

              (xxiii) The Company's and GB Acquisition Co., Inc.'s respective representations and warranties contained in the Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT"), dated as of June 18, 2001, by and among the Company, GB Acquisition Co., Inc., Maxwell Technologies, Inc. and Maxwell Electronic Components Group, Inc. (the "SELLER"), were true and correct in all material respects when made and as of the date hereof.

              (xxiv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering and sale of the Offered Securities.

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

              (i) Such Selling Stockholder has, and on each applicable Closing Date hereinafter mentioned will have, valid and unencumbered title (except for encumbrances pursuant to the Power of Attorney and Custody Agreement, each as defined below) to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and


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         upon the delivery of and payment for the Offered Securities on each
         Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date;

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), neither Registration Statement included, or will include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement (if any) is prior to the execution and delivery of this Agreement, the Additional Registration Statement (if any) does not, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement (if any) in which the Prospectus is included, each Registration Statement and the Prospectus will not, include any untrue statement of a material fact or omit, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of such Selling Stockholder's name, number of shares of the Company's Common Stock held by such Selling Stockholder before and after the offering and its plan to sell its Firm Securities and any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders"; and

              (iii) Except as disclosed in the Prospectus and other than this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $_______ per share, that number of Firm Securities (a) in the case of the Company, set forth in column A opposite the name of such Underwriter in Schedule B hereto and (b) in the case of each Selling Stockholder (rounded up or down, as determined by Credit Suisse First Boston Corporation ("CSFBC") in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, under the caption "Number of Firm Securities to Be Sold" by a fraction, the


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numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Column B of Schedule B hereto and the denominator of which is 4,000,000.

         Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under custody agreements ("CUSTODY AGREEMENTS") made with Mellon Investor Services LLC, as Custodian (the "CUSTODIAN"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company and the Custodian will deliver the Firm Securities to be sold by the Company and the Selling Stockholders hereunder, respectively, to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC (and, in the case of the Company, as specified by the Company) and to the order of Wilson Greatbatch Technologies, Inc. in the case of 2,000,000 shares of Firm Securities and to the order of the Custodian in the case of 4,000,000 shares of Firm Securities to be sold by the Selling Stockholders, at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Ave, New York, New York, at 10:00 A.M., New York time, on July ___, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

         In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions) and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to


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the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm
Securities. No Optional Securities shall be sold or delivered unless all of the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Custodian, at the above office of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company ("DTC").

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company agrees with the several Underwriters and the Selling Stockholders that:

              (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) if required pursuant to Rule 430A(a)(3) under the Act, the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

              (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

              (v) The Company will furnish to the Representatives copies of each Registration Statement (six of which will be manually signed (facsimile copy or original) and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (vi) The Company will arrange for the qualification of the Offered Securities for sale under the state securities or Blue Sky laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Offered Securities, in any jurisdiction in which it is not now so subject.

              (vii) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

              (viii) For a period of 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options.

              (ix) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and each Selling Stockholder (excluding underwriting discounts and commissions payable by the Selling Stockholders), as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

         (b) (i) Each Selling Stockholder agrees to deliver to the Custodian on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

              (ii) Each Selling Stockholder agrees, for a period of 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC, except that the foregoing provision shall not apply to the sale or other transfer of shares of the Securities by DLJ Merchant Banking Partners II, L.P. and its affiliated investment funds (the "DLJMB FUNDS") to any associate (as such term is defined in Rule 12b-2 of the Exchange Act), provided that such associate executes a lock-up agreement in the form attached hereto as Exhibit A prior to such transfer.

              (iii) Each Selling Stockholder will pay all applicable transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriters.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received letters, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), in form and substance satisfactory to the Representatives, of (i) Deloitte & Touche LLP, independent public accountants to the Company, relating to those matters below as they pertain to the Company's consolidated financial statements, and (ii) Ernst & Young LLP, independent public accountants to the Seller, relating to those matters below as they pertain to the Seller's financial statements, each confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion, the financial statements and
                  financial statement schedule audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements of the Company or the Seller, as the case may be, included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company or the Seller, as the case may be, inquiries of officials of the Company or the Seller, as the case may be, who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements of
                           the Company or the Seller, as the case may be, included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited revenues or net sales, net
                           income (loss) and net earnings (loss) per share amounts for the three-month periods ended (i) March 30, 2001 and March 31, 2000 (in the case of the Company) or (ii) March 31, 2001 and March 31, 2000 (in the case of the Seller) included in the Prospectus do not agree with the amounts set forth in the unaudited financial statements where applicable for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of operations;

                                    (C) at the date of the latest available
                           balance sheet of the Company or the Seller, as the case may be, read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or the Seller, as the case may be, and its respective consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest statement of operations included in the Prospectus to the closing date of the latest available income statement of the Company or the Seller, as the case may be, read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest statement of operations included in the Prospectus, in revenues or net sales in the total or per share amounts of net income
                           (loss);

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) in the case of Deloitte & Touche LLP, on the
                  basis of a reading of the Unaudited Pro Forma As Adjusted Consolidated Financial Statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures, inquiries of certain officials of the Company and the Seller who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma and as adjusted adjustments to the historical amounts in the Unaudited Pro Forma As Adjusted Consolidated Financial Statements, nothing came to their attention which caused them to believe that the Unaudited Pro Forma As Adjusted Consolidated Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma and as adjusted adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                           (v) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company or the Seller, as the case may be, and its respective subsidiaries, subject to the internal controls of the Company's or the Seller's respective accounting systems or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company, to the effect that:

                           (i) each of the Company and Wilson Greatbatch Ltd., a
                  New York corporation ("WGL"), WGL Intermediate Holdings, Inc., a Delaware corporation, and Greatbatch-Hittman, Inc., a Delaware corporation (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), is a corporation validly existing and in good standing under the laws of the State of its respective incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus;

                           (ii) each of the Company and each Subsidiary is duly
                  qualified to transact business and is in good standing as a foreign corporation authorized to do business in each jurisdiction identified in Schedule A to the opinion;

                           (iii) all of the outstanding shares of capital stock
                  of the Company are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights pursuant to law or in the Company's Certificate of Incorporation;

                           (iv) the shares of common stock to be issued pursuant
                  to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and non-assessable and free of preemptive or similar rights pursuant to law or in the Company's Certificate of Incorporation;

                           (v) all of the outstanding shares of capital stock of
                  WGL Intermediate Holdings, Inc. are owned of record by the Company. All of the outstanding shares of capital stock of WGL are owned of record by WGL Intermediate Holdings, Inc. All of the outstanding shares of Greatbatch-Hittman, Inc. are owned of record by WGL. To such counsel's knowledge, such shares are also owned beneficially by the respective record owners thereof and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances. Such shares are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 630 of the New York Business Corporation Law with respect to WGL, and have not been issued in violation of (A) any preemptive rights pursuant to law, (B) any of the Subsidiaries' Certificates of Incorporation or (C) to such counsel's knowledge, any contractual preemptive rights;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (viii) the Registration Statement has become
                  effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel's knowledge, after consultation with representatives of the Commission, no proceedings therefor have been initiated or overtly threatened by the Commission;

                           (ix) the statements (A) in the Prospectus under the
                  captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Related Party Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" and (B) in the Registration Statement in response to the requirements of Items 14 and 15 of Part II, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, except as pertaining to matters of intellectual property (including without limitation matters of patents, licenses and trade secrets), fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

                           (x) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the federal or state securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Certificate of Incorporation or by-laws of the Company or any Subsidiary or
                  (ii) any agreements filed as exhibits to the Registration Statement, that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, or (C) violate or conflict with any (i) New York, Delaware corporate or federal law, rule or regulation or (ii) judgment, order or decree of any court, governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property of which such counsel is aware;

                           (xi) to such counsel's knowledge, there are no legal
                  or governmental proceedings pending or overtly threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                           (xii) the Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder;

                           (xiii) to such counsel's knowledge, after due
                  inquiry, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement; and

                           (xiv) such counsel has participated in conferences
                  with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included in the Registration Statement or Prospectus).

                  The opinion of Weil, Gotshal & Manges LLP described in Section 6(d) above shall be rendered to the Representatives at the request of the Company and shall so state therein.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, Hodgson Russ LLP, local counsel for the Company, to the effect that:

                  (i) Battery Engineering, Inc., a Massachusetts corporation ("BEI"), is a corporation validly existing and in good standing under the law of the Commonwealth of Massachusetts. BEI is not qualified to do business as a foreign corporation in any other state;

                  (ii) BEI has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus;

                  (iii) all of the outstanding capital stock of BEI is owned of record by WGL. To such counsel's knowledge, all of such capital stock is also beneficially owned by WGL, free and clear of all adverse claims, limitations on voting rights, options and other encumbrances. Such shares are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of (A) any preemptive rights pursuant to law, (B) BEI's Certificate of Incorporation or (C) to such counsel's knowledge, any contractual preemptive rights;

                  (iv) Greatbatch-Sierra (a) is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware and (b) is duly qualified to do business and is in good standing as a foreign corporation in the State of Nevada;

                  (v) Greatbatch-Sierra has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus;

                  (vi) all of the outstanding capital stock of Greatbatch-Sierra is owned of record by Greatbatch-Hittman, Inc. To such counsel's knowledge, all of such capital stock is also beneficially owned by Greatbatch-Hittman, Inc., free and clear of all adverse claims, limitations on voting rights, options and other encumbrances. Such shares are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of (A) any preemptive rights pursuant to law, (B) Greatbatch-Sierra's Certificate of Incorporation or (C) to such counsel's knowledge, any contractual preemptive rights;

                  (vii) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Certificate of Incorporation or by-laws of BEI or Greatbatch-Sierra or (ii) any agreements filed as exhibits to the Registration Statement, that is material to BEI and Greatbatch-Sierra, to which BEI or Greatbatch-Sierra is a party or by which BEI or Greatbatch-Sierra or their respective property is held, or (B) to such counsel's knowledge, violate or conflict with any judgment, order or decree of any court, governmental body or agency having jurisdiction over BEI or Greatbatch-Sierra or their respective property;

                  (viii) to such counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened to which BEI or Greatbatch-Sierra is a party or to which any of the properties of BEI or Greatbatch-Sierra is subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

                  (ix) to such counsel's knowledge, there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (x) there have come to such counsel's attention no facts that lead such counsel to believe that the Registration Statement or that the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, with respect to (A) any Intellectual Property of the Company or (B) any license agreement relating to any Intellectual Property of the Company;

                  (xi) such counsel has no knowledge that, other than as stated in the Registration Statement and the Prospectus, there is any material pending or threatened action against the Company relating to (A) any Intellectual Property of the Company or
                  (B) any license agreement relating to any Intellectual Property of the Company;

                  (xii) such counsel has no knowledge that the Company does not take measures that the Company reasonably believes to be adequate to prevent material adverse effects upon the Company by creating, maintaining, protecting, and realizing reasonable value from the material Intellectual Property of the Company and from current material license and other agreements between the Company and others;

                  (xiii) such counsel has no knowledge that any license agreement listed as an Exhibit in the Registration Statement was not duly executed or is not valid in accordance with its terms or that the Company is in default (declared or undeclared), except as otherwise disclosed, in connection with any material provision of any such license agreement, and there have come to such counsel's attention no facts that lead such counsel to believe that any such license agreement to which the Company is a party is not enforceable;

                  (xiv) such counsel has no knowledge that, other than as stated in the Registration Statement and the Prospectus, there is any pending or threatened legal proceeding asserting a material breach or default by the Company relating to (A) any Intellectual Property of the Company or (B) any license agreement relating to any Intellectual Property of the Company;

                  (xv) such counsel has no knowledge that the Company does not possess the Intellectual Property and licenses to Intellectual Property that are currently believed by the Company to be necessary for the conduct of the business of the Company as described in the Registration Statement and the Prospectus;

                  (xvi) such counsel has no knowledge, that the Company is not an owner of record in the appropriate governmental agency of any Intellectual Property of the Company that is currently believed by the Company to be necessary for the conduct of the business, of the Company as described in the Registration Statement and the Prospectus and for which the Company does not otherwise hold rights through an express license or agreement;

                  (xvii) such counsel has no knowledge that any Intellectual Property of the Company currently believed by the Company to be necessary for the conduct of the business of the Company as described in the Registration Statement and the Prospectus is unenforceable or invalid owing to a statutory bar arising out of the acts or omissions of the Company, or that any lien has been filed against any such Intellectual Property; and

                  (xviii) the statements under the subcaption "Patents and Proprietary Technology," under the caption "Business" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information called for with respect to such legal matters, documents and proceedings referred to therein in all material respects.

                  The opinion of Hodgson Russ LLP described in Section 6(e) above shall be rendered to the Representatives at the request of the Company and shall so state therein.

                  (f) The Representatives shall have received (i) an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for the DLJMB Funds and (ii) the opinion contemplated in the power of attorney ("POWER OF ATTORNEY") executed and delivered by each Selling Stockholder (other than the DLJMB Funds) and an opinion, dated such Closing Date, of Hodgson Russ LLP, or such other counsel for each of the Selling Stockholders (other than the DLJMB Funds), each to the effect that:

                           (i) A Power of Attorney and related Custody Agreement
                  have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors' rights and to general equity principles, and except as rights to indemnity and contribution thereunder may be limited by applicable law (although no opinion need be expressed with respect to the provisions contained in the second and third sentences of Section 2 of the Power of Attorney or the second and third sentences of the sixth paragraph of the Custody Agreement); and

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by such Selling Stockholder and the sale of the Offered Securities being delivered by such Selling Stockholder at such time of delivery and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement with respect to such Offered Securities will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation or the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership;

                           (iii) No consent, approval, authorization or order of
                  any court or governmental agency or body is required to be obtained or made by such Selling Stockholder for the execution, delivery and performance by such Selling Stockholder of the Custody Agreement or this Agreement or in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made and such as may be required under the Act or the Exchange Act and state securities laws or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters (as to which no opinion need be expressed); and

                           (iv) Upon payment for the Offered Securities to be
                  sold by each Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by DTC, registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Offered Securities), (A) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement.

                  The opinions of Davis Polk & Wardwell and of Hodgson Russ LLP or such other counsel described in Section 6(f) above shall be rendered to the Representatives at the request of the Company and shall so state therein.

                  (g) The Representatives shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, an opinion as to the matters referred to in Sections 6(d)(iv), 6(d)(vi), 6(d)(ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 6(d)(xiv).

                  (h) The Representatives shall have received a certificate, dated such Closing Date, signed by Arthur J. Lalonde and Larry T. DeAngelo, in their capacities as Senior Vice President, Finance and Senior Vice President, Administration and Secretary respectively, of the Company confirming that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) The Representatives shall have received letters of Deloitte & Touche LLP, dated the Closing Date, and Ernst & Young LLP, dated July __, 2001, which meet the requirements of subsection (a) of this Section, except that in the case of the letter from Deloitte & Touche LLP, the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (j) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each executive officer, director and stockholder of the Company listed on Schedule C hereto.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; PROVIDED FURTHER, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that such Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon written information provided by such Selling Stockholder relating to such Selling Stockholder specifically for use therein or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of each Selling Stockholder's name, number of shares of the Company's Common Stock held by each Selling Stockholder before and after the offering and its plan to sell its Firm Securities and any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders"; PROVIDED, FURTHER, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter and PROVIDED, FURTHER, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

         (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the

Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the second sentence of the sixth paragraph, the thirteenth paragraph and fourteenth paragraph under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by CSFBC, in the case of parties indemnified pursuant to Sections 7(a) and 7(b), and by the Company, in the case of parties indemnified pursuant to Section 7(c). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such
(i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this

Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company and the Selling Stockholders will, severally and not jointly, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 10,000 Wehrle Drive, Clarence New York 14031, Attention:
Edward F. Voboril, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the address of such Selling Stockholder set forth on Schedule A hereto; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. REPRESENTATION. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                 Very truly yours,


                                 WILSON GREATBATCH TECHNOLOGIES, INC.


                                 By:____________________________
                                     Name:  Edward F. Voboril
                                     Title: Chairman, President & CEO


                                 DLJ MERCHANT BANKING PARTNERS II, L.P.
                                 DLJ MERCHANT BANKING PARTNERS II-A, L.P.
                                 DLJ OFFSHORE PARTNERS II, C.V.
                                 DLJ DIVERSIFIED PARTNERS, L.P.
                                 DLJ DIVERSIFIED PARTNERS-A, L.P.
                                 DLJ MILLENNIUM PARTNERS, L.P.
                                 DLJ MILLENNIUM PARTNERS-A, L.P.
                                 DLJMB FUNDING II, INC.
                                 DLJ INVESTMENT PARTNERS, L.P.
                                 DLJ INVESTMENT FUNDING, INC.
                                 UK INVESTMENT PLAN 1997 PARTNERS
                                 DLJ EAB PARTNERS, L.P.
                                 DLJ FIRST ESC, L.P.

                                 BY: DLJ MERCHANT BANKING PARTNERS II, L.P., ON BEHALF OF ITSELF AND AS ATTORNEY-IN-FACT FOR EACH OF THE SELLING STOCKHOLDERS LISTED ABOVE

                                 BY: DLJ MERCHANT BANKING II, INC., MANAGING
                                 GENERAL PARTNER


                                 By: ______________________________
                                      Name:
                                      Title:

                             EVELYN BELSTADT
                             JACK BELSTADT
                             KARIANNE BELSTADT
                             RICKY BELDSTADT
                             TIM H. BELDSTADT
                             JACK BELDSTADT FAMILY TRUST
                             RICKY BELDSTADT FAMILY TRUST
                             TIM BELDSTADT FAMILY TRUST
                             ERICKA D. CHADBOURNE
                             JOHN M. DEUTCH
                             EAST HILL FOUNDATION
                             GREATBATCH 1998 TRUST FOR CHILDREN (JENNY DULIAN) GREATBATCH 1998 TRUST FOR CHILDREN (KENNETH DULIAN) AMI A. GREATBATCH
                             THE JOHN GREATBATCH TRUST
                             KENNETH A. AND SHARON H. GREATBATCH
                             MICHELE A. GREATBATCH
                             WARREN D. GREATBATCH
                             HITACHI-MAXELL, LTD.
                             FRED HITTMAN
                             JAMES E. MACIARIELLO
                             LAWRENCE A. AND ANNE K. MACIARIELLO
                             LAWRENCE A. AND DARLA G. MACIARIELLO
                             RACHEL LEE MACIARIELLO
                             LOIS H. MOTT
                             ROBERT T. MOTT
                             MICHELE R. SCHMIDT


                             BY: ROBERT B. FLEMING, AS ATTORNEY-IN-FACT FOR THE SELLING STOCKHOLDERS LISTED ABOVE


                             By: ______________________________
                                  Name:
                                  Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY INC.


         Acting on behalf of themselves and as the Representatives of the several
           Underwriters.


       By  CREDIT SUISSE FIRST BOSTON CORPORATION


       By:__________________________
          Name:
          Title:

                                   SCHEDULE A

                              SELLING STOCKHOLDERS

                                                                    NUMBER OF
                                                 NUMBER OF          OPTIONAL
                                              FIRM SECURITIES     SECURITIES TO
             SELLING STOCKHOLDER                TO BE SOLD           BE SOLD
             -------------------              ---------------     -------------
DLJ Merchant Banking Partners II, L.P.
DLJ Merchant Banking Partners II-A, L.P.
DLJ Offshore Partners II, C.V.
DLJ Diversified Partners, L.P.
DLJ Diversified Partners-A, L.P.
DLJ Millennium Partners, L.P.
DLJ Millennium Partners-A, L.P.
DLJMB Funding II, Inc.
DLJ Investment Partners, L.P.
DLJ Investment Funding, Inc.
UK Investment Plan 1997 Partners
DLJ EAB Partners, L.P.
DLJ First ESC L.P.
     c/o DLJ Merchant Banking Partners II, L.P.
     11 Madison Avenue, 16th Floor
     New York, NY 10010

Evelyn Belstadt
452 East Stenzil Street
North Tonawanda, NY  14120

Jack Belstadt
6046 Townline Road
Lockport, NY 14094

Karianne Belstadt
452 East Stenzil Street
North Tonwanda, NY  14120

Ricky Belstadt
200 Atlantic Street
Islamorada, FL  33036


                                       33

Tim H. Belstadt
452 Stenzil Street
North Tonawanda, NY 14120

Jack Belstadt Family Trust
c/o Ami A. Greatbatch and Jack Belstadt, as
Trustees of the Jack Belstadt Family Trust
6046 Townline Road
Lockport, NY  14094

Ricky Belstadt Family Trust
c/o Ami A. Greatbatch and Tim Belstadt, as
Trustees of the Ricky Belstadt Family Trust
452 East Stenzil Street
North Tonawanda, NY  14120

Tim Belstadt Family Trust
c/o Ami A. Greatbatch and Tim Belstadt, as
Trustees of the Tim Belstadt Family Trust
452 East Stenzil Street
North Tonawanda, NY  14120

Ericka Chadbourne
26 Green Needle Lane
Rowley, MA 01969

John M. Deutch
51 Clifton Street
Belmont, MA  02478
East Hill Foundation
c/o Mr. Warren D. Greatbatch
President/Chairman of the Board
6500 Main Street, Suite #6
Williamsville, NY  14221

Greatbatch 1998 Trust for Children (Jenny Dulian)
c/o Tim H. Belstadt, Trustee
of the Trust for Jenny Dulian under the Ami A.
Greatbatch 1998 Trusts for the Children
452 E. Stenzil Street
North Tonawanda, NY 14120

Greatbatch 1998 Trust for Children (Kenneth Dulian)
c/o Tim H. Belstadt, Trustee of the Trust for


                                       34

Jenny Dulian under the Ami A.
Greatbatch 1998 Trusts for the Children
452 E. Stenzil Street
North Tonawanda, NY 14120

Ami A. Greatbatch
200 Atlantic Street
Islamorada, FL  33036

The John Greatbatch Trust
c/o Warren Greatbatch and Peter Greatbatch
as Trustees of The John Greatbatch Family
Trust U/A/D November 17, 1997
200 Atlantic Street
Islamorada, FL  33036

Kenneth A. and Sharon H. Greatbatch
98 Forest Avenue
West Swanzey, NY  03446

Michele A. Greatbatch
11778 Buckwheat Road
Alden, NY  14004

Warren D. Greatbatch
200 Atlantic Street
Islamorada, FL  33036

Hitachi Maxell, Ltd.
2-12-24 Shibuya, Shibuya-Ku
Tokyo, 150-8321 Japan
Attn:  President

Fred Hittman
3211 Keyser Road
Baltimore, MD 21208

James E. Maciariello
105 Cullen Place
Garner, NC  27606

Lawrence A. and Anne K. Maciariello
As Tenants in Common
7821 Broadmoor Pines Boulevard
Sarasota, FL 34243


                                       35

Lawrence A. Maciariello, Jr. and Darla G. Maciariello
As Tenants in Common
2301 S. Millbend Dr. (#502)
The Woodlands, TX  77380

Rachel Lee Maciariello
c/o Lawrence A. Maciariello as Custodian for
Rachel L. Maciariello under UGMA
2301 S. Millbend Dr. (#502)
The Woodlands, TX  77380

Lois H. Mott
204 Meadow Road
Elbridge, NY  13060

Robert T. Mott
6413 Terese Terrace
Jamesville, NY  13078

Michele R. Schmidt
P.O. Box 15, 6055 Eastwood Road
Clarence Center, NY  14032



  Total....................................
                                              ===============     =============

                                   SCHEDULE B

                                  UNDERWRITERS


                                                                A.                   B.
                                                          NUMBER OF FIRM       NUMBER OF FIRM
                                                         SECURITIES TO BE     SECURITIES TO BE
                                                          PURCHASED FROM       PURCHASED FROM
                  UNDERWRITER                               THE COMPANY     SELLING STOCKHOLDERS
                  -----------                               -----------     --------------------
Credit Suisse First Boston Corporation..................
Morgan Stanley & Co. Incorporated.......................
Banc of America Securities LLC..........................
U.S. Bancorp Piper Jaffray Inc..........................
                           Total........................     2,000,000            4,000,000
                                                             =========            =========

                                   SCHEDULE C

        LIST OF PERSONS AND ENTITIES REQUIRED TO EXECUTE LOCK-UP LETTERS

o        Susan M. Bratton
o        William H. Bruns
o        Ashton B. Carter
o        David R. Ciurzynski
o        Larry T. DeAngelo
o        Richard E. Dombrowski
o        Stephen J. Ebel
o        John R. Empl
o        Joseph C. Falcone
o        John T. Fordyce
o        Christine A. Frysz
o        Richard M. Garlapow
o        Douglas Gillies
o        Robert W. Hammell
o        Robert J. Hermann
o        Curtis F. Holmes
o        David Jaffe
o        Paul G. Kaminski
o        Ricky S. Kline
o        Arthur J. Lalonde
o        Terry M. Martino
o        Lauren M. Miller
o        Elizabeth A. Mott
o        Richard W. Mott
o        Charles L. Mozeko
o        Ernest J. Norman
o        William J. Perry
o        Robert E. Rich, Jr.
o        Douglas E. Rogers
o        Adam R. Rusin
o        Christopher M. Rusin
o        Elizabeth A. Rusin
o        Frank S. Rusin
o        F. David Rusin

o        Robert C. Rusin
o        Peter E. Samek
o        Bill Sanford
o        Gary Sfeir
o        Robert W. Siegler
o        Michael A. Startek
o        Esther S. Takeuchi
o        Dolores B. Urban
o        James VanWormer
o        Edward F. Voboril
o        Henry Wendt
o        John P. White
o        David M. Wittels
o        Irving Yoskowitz
o Lawrence A. Maciariello Jr. as Custodian for Rachel L. Maciariello under UGMA
o Melanie F. Voboril, Emil Victor Fraccaro, Jr., and Edward Victor Voboril or their successors, Trustees of the Edward F. Voboril 2000 Family Trust, U/A/D May 16, 2000
o        Richard W. Mott, Trustee of the Lindsay N. Mott Trust
o        Richard W. Mott, Trustee of the Rachel A. Mott Trust
o        Richard W. Mott, Trustee of the Sarah E. Mott Trust

                                    EXHIBIT A
                             FORM OF LOCK-UP LETTER


                                                           _______________, 2001


Wilson Greatbatch Technologies, Inc.
10,000 Wehrle Drive
Clarence, NY 14031

Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Bank of America Securities LLC
U.S. Bancorp Piper Jaffray Inc.

As representatives of the several Underwriters
c/o  Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, NY 10010-3629


Dear Sirs:

         As an inducement to Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Bank of America Securities LLC and U.S. Piper Jaffray Inc., as representatives of the several underwriters (the "UNDERWRITERS") to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock, par value $.001 per share (the "SECURITIES"), of Wilson Greatbatch Technologies, Inc. and any successor (by merger or otherwise) thereto (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation, except pursuant to or in connection with the Underwriting Agreement (if the undersigned is a party to the Underwriting Agreement). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, except pursuant to or in connection with the Underwriting Agreement (if the undersigned is a party to the Underwriting Agreement).

         Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before October 31, 2001.


                                             Very truly yours,


                                             ----------------------------------
                                             Name:
                                             Title: